Exhibit 99.1

DESCRIPTION OF REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF

THE SECURITIES EXCHANGE ACT OF 1934

Cibus, Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): its Class A common stock, par value $0.0001 per share (“Class A Common Stock”).

The following summary of certain material provisions of our capital stock does not purport to be complete and is subject to and qualified by reference to our second amended and restated certificate of incorporation (our “Amended and Restated Charter”) and our amended and restated bylaws (our “Amended Bylaws”). The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (the “DGCL”).

General

Our total number of authorized shares of capital stock consists of (i) 210,000,000 shares of Class A Common Stock, (ii) 90,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Shares”), and (iii) 10,000,000 shares of preferred stock, par value of $0.0001 per share (“Preferred Stock”).

Class A Common Stock

Voting Rights. Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class A Common Stock have no voting power with respect to, and are not be entitled to vote on, any amendment to the Amended and Restated Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under the Amended and Restated Charter or under the DGCL. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.

Holders of outstanding shares of Class A Common Stock are entitled to vote separately upon any amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) that would alter or change the powers, preferences or special rights of Class A Common Stock in a manner that is materially and disproportionately adverse as compared to the Class B Common Stock.

Dividend Rights. Holders of shares of Class A Common Stock are entitled to receive dividends when, as and if declared by our board of directors (our “Board”) out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Liquidation Rights. Upon its liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of shares of Class A Common Stock will be entitled to receive pro rata the remaining assets available for distribution.

All outstanding shares of Class A Common Stock are fully paid and non-assessable. The Class A Common Stock is not subject to further calls or assessments by us. Holders of shares of Class A Common Stock do not have preemptive, subscription or redemption rights. There is no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights powers, preferences and privileges of Class A Common Stock are subject to those of the holders of any shares of Class B Common Stock and Preferred Stock or any other series or class of stock we may authorize and issue in the future.

Class B Common Stock

Voting Rights. Holders of shares of Class B Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, except that holders of shares of Class B Common Stock have no voting power with respect to, and are not entitled to vote on, any amendment to the Amended and Restated Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under the Amended and Restated Charter or under the DGCL. The holders of Class B Common Stock do not have cumulative voting rights in the election of directors.

Holders of outstanding shares of Class B Common Stock are entitled to vote separately upon any amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) that would alter or change the powers, preferences or special rights of Class B Common Stock in a manner that is materially and disproportionately adverse as compared to the Class A Common Stock.

Holders of outstanding shares of Class B Common Stock are entitled to vote separately upon any (A) merger, consolidation, conversion, reorganization or similar event in connection with any transaction or series of transactions intended to result in the Company no longer being structured as an umbrella partnership C corporation (an “Up-C Reorganization Transaction”) or (B) amendment to the Amended and Restated Charter (including by merger, consolidation, conversion, reorganization or similar event) to effect an Up-C Reorganization Transaction.

Holders of the Shares vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of the Shares, as a single class with the holders of Preferred Stock) except as otherwise required in the Amended and Restated Charter or by applicable law.

Dividend Rights. Holders of Class B Common Stock do not have any right to receive dividends. In no event will any dividend be declared or made on any Shares unless (1) a corresponding dividend for all other Shares not so adjusted at the time outstanding is made in the same proportion and the same manner and (2) the dividend has been reflected in the same economically equivalent manner on all Shares. Dividends with respect to Shares may only be paid with shares of stock of the same class of common stock.

Liquidation Rights. Holders of Class B Common Stock do not have any right to receive a distribution upon a liquidation, dissolution or winding up of the Company.

Retirement of Shares. No holder of Class B Common Stock may transfer shares of Class B Common Stock to any person unless such holder transfers a corresponding number of Cibus Global, LLC (“Cibus Global”) common units (“Cibus Global Common Units”) to the same person in accordance with the provisions of Cibus Global’s operating agreement (the “Cibus Global Amended Operating Agreement”). If any outstanding share of Class B Common Stock ceases to be held by a holder of the corresponding Cibus Global Common Unit, such share shall automatically and without further action on the part of the Company or any holder of Class B Common Stock be transferred to the Company for no consideration and retired.

Issuance of Cibus Global Common Units. To the extent Cibus Global Common Units are issued pursuant to the Cibus Global Amended Operating Agreement to anyone other than the Company or a wholly owned subsidiary of Cibus, Inc., an equivalent number of shares of Class B Common Stock (subject to adjustment) will be issued at par to the same person to which such Cibus Global Common Units are issued.

Preferred Stock

The Amended and Restated Charter authorizes our Board to establish one or more series of Preferred Stock. Our Board will be able to determine, with respect to any series of Preferred Stock, the powers (including voting powers), and the designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividend will be subject to the discretion of our Board.

Any decision to declare and pay dividends in the future will be made at the sole discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant. Because we are a holding company and have no direct operations, we will only be able to pay dividends from funds we receive from our subsidiaries.

Annual Stockholder Meetings

The Amended Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as may be designated by our Board or, in the absence of a designation by our Board, by the chair, the chief executive officer or the secretary. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Amended and Restated Charter, the Amended Bylaws and Certain Provisions of Delaware Law

The Amended and Restated Charter, the Amended Bylaws and certain provisions of the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the Shares held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which apply so long as our Class A Common Stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power of our capital stock or then outstanding number of shares of Class A Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board will be authorized to generally issue shares of one or more series of Preferred Stock on terms calculated to discourage, delay or prevent a change of control the Company or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved Class A Common Stock or Preferred Stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Vacancies and Newly Created Directorships

The Amended and Restated Charter and the Amended Bylaws provide that any vacancies on our Board, and any newly created directorships, will be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, and any director so chosen will hold office until the earlier expiration of the term of office of the director whom he or she has replaced or his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal. No decrease in the number of directors shall shorten the term of any director then in office.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The Amended and Restated Charter does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of our stock entitled to vote generally in the election of directors will be able to elect all directors.

Special Stockholder Meetings

The Amended and Restated Charter and the Amended Bylaws provide that special meetings of stockholders may be called only by the chair of our Board, our chief executive officer or at the direction of our Board pursuant to a written resolution adopted by a majority of the total number of directors that we would have if there were no vacancies. Any business transacted at a special meeting of stockholders will be limited to matters set forth in the notice of the special meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or our management.

Director Nominations and Stockholder Proposals

The Amended Bylaws establish advance notice procedures with respect to stockholder nominations for the election as directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Amended Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Amended Bylaws allow the chair of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our Amended and Restated Charter precludes stockholder action by written consent; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, may be effected by the consent in writing of the holders of a majority of the total voting power of the Class B Common Stock entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of holders of Class B Common Stock.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Board. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers the Class A Common Stock and, as a consequence, they also may inhibit fluctuations in the market price of the Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

DGCL Section 203

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on Nasdaq, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, including the circumstances where the Shares are, at the effective date of a merger or consolidation, either listed on a national securities exchange or held of record by more than 2,000 holders, our stockholders will have appraisal rights in connection with a merger or consolidation the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum

The Amended and Restated Charter provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL or the Amended and Restated Charter or Amended Bylaws, or (iv) action asserting a claim governed by the internal affairs doctrine. This provision does not apply to any actions arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Charter. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. The Amended and Restated Charter includes a provision that eliminates the personal liability of directors and officers for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director or an officer. The effect of these provisions is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any breaches of a director’s or officer’s duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or for any transaction from which such director or officer derived an improper personal benefit.

The Amended and Restated Charter generally provides that we must defend, indemnify and advance expenses to our directors and officers to the fullest extent permitted or required by the DGCL. We will also be expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Amended and Restated Charter and the Amended Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Cibus, Inc. and its stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Common Stock is Broadridge Corporate Issuer Solutions, LLC. The transfer agent’s address is 1155 Long Island Avenue, Edgewood, NY 11717.

Listing

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “CBUS.”